Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

July 2009 Performance Update

The Frontier Fund Supplement Dated August 11, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 2 Original

T H E     F RO N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below: *

The Frontier Fund Class 2 Original	July 31, 2009	July 31, 2009	NAV / Unit
	MTD	YTD
Balanced Series-2	-0.79%	-2.60%	$138.73
Balanced Series-2a	-0.83%	-2.93%	$117.74
Campbell/Graham/Tiverton Series-2	0.58%	-5.79%	$116.96
Currency Series-2	-3.15%	-10.29%	$98.05
Long/Short Commodity Series-2	0.69%	11.05%	$121.36
Winton/Graham Series-2	0.10%	-6.89%	$122.42
Winton Series-2	-1.76%	-10.20%	$125.75
Long Only Commodity Series-2	2.31%	10.41%	$82.21
Managed Futures Index Series-2	-0.28%	-8.00%	$128.52

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of July 31, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$6,674,786.10
Unrealized trading gain/(loss)			(7,137,843.61)
Less: commissions			(53,404.83)
Less: FCM fees			(26,788.52)
Foreign currency gain/(loss)			(4,771.67)
Interest income			18,635.00

Total Income			(529,387.53)

EXPENSES

Management fees			4,132.73
Incentive fees			156,104.89

Total Expenses			160,237.62

Net Income (Loss)			$(689,625.15)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	619,910.21063	$86,688,027.30	139.84
Current month additions	26.31583	3,645.60
Current month redemptions	(6,283.02077)	(867,387.76)
Net Income (loss) for current month		(689,625.15)

Net Asset Value, end of current month	613,653.50569	$85,134,659.99	138.73

	Monthly rate of return		-0.79%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$275,633.77
Unrealized trading gain/(loss)			(294,123.27)
Less: commissions			(2,171.21)
Less: FCM fees			(1,088.51)
Foreign currency gain/(loss)			(197.50)
Interest income			4,119.67

Total Income			(17,827.05)

EXPENSES

Trading Fee			4,554.73
Management fees			558.20
Incentive fees			6,360.04

Total Expenses			11,472.97

Net Income (Loss)			$(29,300.02)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	29,935.63102	$3,554,243.64	118.73
Current month additions	—	—
Current month redemptions	(601.02281)	(71,117.83)
Net Income (loss) for current month		(29,300.02)

Net Asset Value, end of current month	29,334.60821	$3,453,825.79	117.74

	Monthly rate of return		-0.83%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(9,844.15)
Unrealized trading gain/(loss)			99,217.04
Less: commissions			(4,288.17)
Less: FCM fees			(4,312.82)
Foreign currency gain/(loss)			(376.01)
Interest income			2,947.04

Total Income			83,342.93

EXPENSES

Management fees			24,766.73
Incentive fees			—

Total Expenses			24,766.73

Net Income (Loss)			$58,576.20

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	89,086.39806	$10,359,661.63	116.29
Current month additions	—	—
Current month redemptions	(1,209.26141)	(140,132.19)
Net Income (loss) for current month		58,576.20

Net Asset Value, end of current month	87,877.13665	$10,278,105.64	116.96

	Monthly rate of return		0.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(23,703.73)
Unrealized trading gain/(loss)			(477,129.31)
Net change in inter-series payables			428,090.19
Less: FCM fees			(6,602.42)
Interest income			4,634.33

Total Income			(74,710.94)

EXPENSES

Management fees			8,014.94
Incentive fees			1,338.67

Total Expenses			9,353.61

Net Income (Loss)			$(84,064.55)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,395.59092	$2,672,252.88	101.24
Current month additions	—	—
Current month redemptions	(52.37691)	(5,206.58)
Net Income (loss) for current month		(84,064.55)

Net Asset Value, end of current month	26,343.21401	$2,582,981.75	98.05

	Monthly rate of return		-3.15%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,509,039.95
Unrealized trading gain/(loss)			(1,311,658.87)
Less: commissions			(11,850.93)
Less: FCM fees			(6,091.18)
Foreign currency gain/(loss)			46.58
Interest income			22,344.44

Total Income			201,829.99

EXPENSES

Management fees			56,692.26
Incentive fees			43,426.71

Total Expenses			100,118.97

Net Income (Loss)			$101,711.02

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	121,953.16205	$14,697,931.37	120.52
Current month additions	—	—
Current month redemptions	(1,163.83947)	(140,983.40)
Net Income (loss) for current month		101,711.02

Net Asset Value, end of current month	120,789.32258	$14,658,658.99	121.36

	Monthly rate of return		0.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(172,629.57)
Unrealized trading gain/(loss)			221,818.43
Less: commissions			(6,561.46)
Less: FCM fees			(5,423.06)
Foreign currency gain/(loss)			(460.88)
Interest income			4,045.67

Total Income			40,789.13

EXPENSES

Management fees			30,495.27
Incentive fees			—

Total Expenses			30,495.27

Net Income (Loss)			$10,293.86

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	106,748.59488	$13,055,261.53	122.30
Current month additions	—	—
Current month redemptions	(3,340.90431)	(406,141.16)
Net Income (loss) for current month		10,293.86

Net Asset Value, end of current month	103,407.69057	$12,659,414.23	122.42

	Monthly rate of return		0.10%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(244,169.18)
Unrealized trading gain/(loss)			76,495.94
Less: commissions			(647.33)
Less: FCM fees			(4,426.53)
Foreign currency gain/(loss)			433.93
Interest income			3,067.41

Total Income			(169,245.76)

EXPENSES

Management fees			18,068.65
Incentive fees			—

Total Expenses			18,068.65

Net Income (Loss)			$(187,314.41)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	83,254.47245	$10,656,764.43	128.00
Current month additions	—	—
Current month redemptions	(61.53146)	(7,737.98)
Net Income (loss) for current month		(187,314.41)

Net Asset Value, end of current month	83,192.94099	$10,461,712.04	125.75

	Monthly rate of return		-1.76%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$19,688.10
Unrealized trading gain/(loss)			10.11
Less: commissions			—
Less: FCM fees			(345.83)
Foreign currency gain/(loss)			—
Interest income			1,275.18

Total Income			20,627.56

EXPENSES

Management fees			870.92
Incentive fees			—

Total Expenses			870.92

Net Income (Loss)			$19,756.64

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	10,643.35955	$855,238.93	80.35
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		19,756.64

Net Asset Value, end of current month	10,643.35955	$874,995.57	82.21

	Monthly rate of return		2.31%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(53,097.45)
Unrealized trading gain/(loss)			48,065.87
Less: commissions			(482.21)
Less: FCM fees			(957.10)
Foreign currency gain/(loss)			334.49
Interest income			3,449.66

Total Income			(2,686.74)

EXPENSES

Management fees			3,842.28
Incentive fees			—

Total Expenses			3,842.28

Net Income (Loss)			$(6,529.02)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,783.74481	$2,292,105.78	128.89
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(6,529.02)

Net Asset Value, end of current month	17,783.74481	$2,285,576.76	128.52

	Monthly rate of return		-0.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2